Exhibit 3.5

FILED

01 MAY 10 PM 3:36

SECRETARY OF STATE
TALLAHASSEE, FLORIDA
ARTICLES OF INCORPORATION
OF
APTITUDE SOLUTIONS, INC.
     The undersigned hereby makes, subscribes, acknowledges, and files this certificate for the purpose of becoming a corporation for profit under the laws of the State of Florida:
ARTICLE I
Name
     The name of this Corporation shall be APTITUDE SOLUTIONS, INC.
ARTICLE II
Purpose
     This Corporation shall be organized for the purposes of engaging in any business or purpose which is lawful under the laws of the State of Florida.
ARTICLE III
Agent
     The registered agent of this Corporation shall be George P. Daniels. The address of the registered agent shall be 493 East Semoran. Blvd., Casselberry, FL 32707.
ARTICLE IV
Existence
     This Corporation shall have perpetual existence.
ARTICLE V
Address
     The initial street address of the principal office of this Corporation shall be 493 East Semoran Blvd., Casselberry, FL 32707.

ARTICLE VI
Capital Stock
     The authorized capital stock of this Corporation shall consist of One Hundred Thousand (100,000) shares of One Cent ($.01) par value voting common stock.
ARTICLE VII
Preemptive Rights, Cumulative Voting
     Holders of the capital stock of the Corporation shall have the preemptive right to purchase any new shares of stock or securities, or rights to acquire stock or securities of the Corporation. Cumulative voting shall not be allowed in the election of its directors or for any other purposes.
ARTICLE VIII
Directors
     This Corporation shall have no less than one (1) director nor more than five (5) directors. The number on the Board shall be set from time to time by the Board of Directors of the Corporation, or by the stockholders at an annual or special meeting thereof. The name and address of the initial members of the Board of Directors are as follows:

Name	Address

Roy W. Lassiter	493 E. Semoran Blvd.
Casselberry, FL 32707

George P. Daniels	493 E. Semoran Blvd.
Casselberry, FL 32707

Stephen T. Rumsey	493 E. Semoran Blvd.
Casselberry, FL 32707
ARTICLE IX
Incorporator
     The name and address of the Incorporator is: Stephen T. Rumsey, 493 E. Semoran Blvd., Casselberry, FL 32707.

ARTICLE X
Officers
     The officers of the Corporation shall be a President and Secretary, and such other officers or agents as may be appointed by the Board of Directors. All officers, agents or employees as may be necessary shall be chosen in such a manner, for such time, and have such duties as may be described by the By-Laws or determined by the Board of Directors. The names and addresses of the initial officers are as follows:

Office	Name and Address

President	Roy W. Lassiter

Vice President-Secretary	George P. Daniels

Vice President-Treasurer	Stephen T. Rumsey
ARTICLE XI
Indemnification
     The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, to the maximum extent permitted by Florida law.
     The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of the status as such, whether or not the Corporation has the power to indemnify him against such liability under the provision of this section.

     IN WITNESS WHEREOF, I, the undersigned Incorporator, hereby set my hand and seal this 30 day of April, 2001, for the purpose of forming this Corporation under the laws of the State of Florida, and I hereby make and file in the Office of the Secretary of the State in the State of Florida the Certificates of Incorporation and certify that the facts herein stated are true.

/s/ Stephen T. Rumsey
STEPHEN T. RUMSEY
Incorporator

     BEFORE ME, the undersigned officer, duly authorized to take acknowledgments and administer oaths, personally appeared STEPHEN T. RUMSEY, and being first duly sworn and upon his oath, stated that STEPHEN T. RUMSEY signed the above Articles of Incorporation for the conditions and purposes therein expressed this 30 day of April, 2001.

/s/ Mary Louise Walton
NOTARY PUBLIC — STATE OF FLORIDA

MARY LOUISE WALTON
PRINTED NAME OF NOTARY; COMMISSION
NUMBER AND EXPIRATION OF COMMISSION

MARY LOUISE WALTON
Notary Public, State of Florida
Personally known to me ☑ or ☐	My Comm. Exp. Apr. 23, 2002
Produced the following identification:	Comm. No. CC 713181

FILED

01 MAY 10 PM 3:36

SECRETARY OF STATE
TALLAHASSEE, FLORIDA
CERTIFICATE OF DESIGNATION
REGISTERED AGENT
     Pursuant to the provisions of Section 607.0501, Florida, Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the state of Florida.
1. The name of the corporation is: APTITUDE SOLUTIONS, INC.
2. The name and address of the registered agent and office is:
George P. Daniels

(NAME)
493 East Semoran Blvd.

(P.O. BOX NOT ACCEPTABLE)
Casselberry, FL 32707

(CITY/STATE/ZIP)

SIGNATURE	/s/ Roy W. Lassiter
ROY W. LASSITER
TITLE President
DATE May 3, 2001

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.

SIGNATURE	/s/ George Daniels
GEORGE DANIELS
DATE 05/3/01 REGISTERED AGENT FILING FEE: $35.00